UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2012 (February 13, 2012)

CHROMADEX CORP.
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
Henry Nisser, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Jeffrey Himmel, our Chief Executive, has agreed to assume the additional position of President of the Company and effective February 13, 2012, William Spengler ceased serving in all positions held with the Company and its subsidiaries  In addition, on February 17, 2012 Mr. Spengler resigned from his position as a director of the Company.

On February 17, 2012, Mr. Spengler and the Company entered into the Separation and Release Agreement, a copy of which is appended hereto as Exhibit 10.1.  Mr. Spengler will be entitled to a lump sum payment of $310,000. The foregoing description does not purport to be complete and is qualified in its entirety by reference to  Exhibit 10.1 annexed hereto and is incorporated herein by reference.

ITEM 7.01              REGULATION FD DISCLOSURE

On February 17, 2012, the Company issued a press release announcing that it had entered into the Agreement with Mr. Spengler.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits .

Exhibit No.	Description

10.1	Separation and Release Agreement
99.1	Press Release

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 17, 2012

CHROMADEX CORP. By: /s/ Thomas Varvaro Name: Thomas Varvaro Title: Chief Financial Officer